UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. 67th Place, Suite #5
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

Alchemy Enterprises, Ltd.
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02      DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On December 1, 2006, the Registrant appointed Dr. Tulin Akin as Vice President of Technology Integration. Dr. Akin holds Bachelor of Science and Master of Science degrees in Chemical Engineering. In 2002, she obtained a Ph.D. in Chemical Engineering, with an emphasis on solid oxide ionic conductors for hydrocarbon reactions, from the University of Cincinnati, where her thesis advisor was Dr. Jerry Lin, a Director of the Registrant. Prior to Dr. Akin joining the Registrant, she was a Senior Process Engineer at Intel Corporation from 2002-2006, where she chaired and managed multiple projects and teams in developing next-generation chip technology. From 1997 to 2002, Dr. Akin was a research and teaching assistant at the University of Cincinnati. She has eight publications in various scientific journals and has one patent pending.

On December 1, 2006, Howard Foote is no longer serving as Chief Technology Officer, but remains as a Director of the Registrant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.
(Formerly Known As Alchemy Enterprises, Ltd.)
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	December 5, 2006
Jonathan R. Read

/s/ Harold Sciotto	Secretary	December 5, 2006
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	December 5, 2006
Barry S. Baer

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